CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 23, 2000, which appears on page 1 of the financial statements included in the Current Report on Form 8-K of Global Industrial Services, Inc. for the period ended March 31, 2000 and for the years ended December 31, 1999 and 1998.



/s/ Merdinger, Fruchter, Rosen & Corso, P.C.
--------------------------------------------
Merdinger, Fruchter, Rosen & Corso, P.C.
Certified Public Accountants
New York, New York

March 1, 2001